UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2018

LOWE’S COMPANIES, INC.
(Exact name of registrant as specified in its charter)

North Carolina	1-7898	56-0578072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Lowe’s Blvd., Mooresville, NC	28117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(704) 758-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of an Amended Form of Change in Control Agreement

On May 31, 2018, the Compensation Committee of the Board of Directors of Lowe’s Companies, Inc. (the “Company”) approved a form of change in control agreement to replace and supersede the management continuity agreements to which certain executives are currently parties (the “Current Tier I MCA”), including Michael P. McDermott, the Company’s Chief Customer Officer, Jennifer L. Weber, the Company’s Chief Human Resources Officer, and other senior officers that report directly to the Chief Executive Officer of the Company. A brief description of the terms and conditions of Mr. McDermott’s and Ms. Weber’s Current Tier I MCA is included on page 50 of the Company’s Proxy Statement, which description is incorporated herein by reference. The terms and conditions of the new agreement differ from the Current Tier I MCA as follows: (1) the agreement will be named the “Change in Control Agreement”, (2) in order for an executive to terminate such executive’s employment for Good Reason for purposes of the agreement, the executive must provide notice to the Company within 90 days of the initial existence of the condition giving rise to Good Reason and the Company shall have 30 days to remedy such condition, (3) in the event an executive would otherwise incur any excise tax liability as a result of any benefits paid to the executive that classify as excess parachute payments under Section 280G of the Internal Revenue Code of 1986, the executive will either receive the benefits in full or will have such benefits reduced to the minimum extent necessary to avoid such excise tax liability, whichever of the foregoing results in the executive’s receipt on an after-tax basis of the greatest amount of benefits, (4) the non-competition period shall be the longer of (a) two years following termination of employment and (b) the period following the termination of employment during which Company equity awards held by the executive continue to vest, and (5) the non-solicitation period shall be two years following termination of employment.

The form of the Company’s change in control agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the current fiscal quarter, and the description thereof set forth herein (including the description of the Current Tier I MCA incorporated herein by reference from the Company’s Proxy Statement) is qualified by and subject, in all respects, to the terms of the form of change in control agreement to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the current fiscal quarter.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOWE’S COMPANIES, INC.

Date: June 6, 2018	By:	/s/ Ross W. McCanless
Ross W. McCanless Chief Legal Officer and Secretary